Exhibit 1(b)


DRAFT 1/27/95




                             TYCO INTERNATIONAL LTD.
                          (a Massachusetts corporation)


                                  Shares of Common Stock
                        ----------


                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------




     Dated:                   , 1995
             -----------------

                             TYCO INTERNATIONAL LTD.
                          (a Massachusetts corporation)


                                       Shares of Common Stock
                    ------------------


                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------



                                                                          , 1995
                                                --------------------------


Merrill Lynch International Limited
Goldman Sachs International
Donaldson, Lufkin & Jenrette Securities Corporation
Lehman Brothers International (Europe)
   As Representatives of the several U.S. Underwriters
c/o Merrill Lynch, Pierce, Fenner & Smith
                          Incorporated
Merrill Lynch World Headquarters
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

          Tyco International Ltd., a Massachusetts corporation (the "Company"), and each of the stockholders of the Company listed in Schedule A hereto (the "Selling Stockholders"), confirm their respective agreements with Merrill Lynch International Limited, Goldman Sachs International, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers International (Europe), and each of the other Underwriters named in Schedule B hereto (collectively, the "Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10), for whom Merrill Lynch International Limited,
Goldman, Sachs International, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers International (Europe) are acting as representatives (in such capacity, the "Lead Managers"), with respect to the sale by the Selling Stockholders, acting severally and not jointly, of the respective number of shares of Common Stock set forth opposite such Selling Stockholder's name in Schedule A hereto and the purchase by the Managers, acting severally and not jointly, of the respective number of shares opposite such Manager's name in Schedule B hereto. The ________ shares of Common Stock to be purchased by the Managers are collectively hereinafter called the International Shares.

          It is understood that the Company and the Selling Stockholders are entering into an agreement, dated the date hereof (the "U.S. Purchase Agreement"), providing for the sale by the Selling Stockholders of an aggregate
of           shares of Common Stock (the "U.S. Shares"), through arrangements
   ---------
with certain underwriters outside the United States and Canada (the "U.S. Underwriters" and, together with the Managers, the "Underwriters"), for whom Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Donaldson, Lufkin & Jenrette Securities Corporation, and Lehman Brothers Inc. are acting as representatives (the "U.S. Representatives"). It is understood that the Selling Stockholders are not obligated to sell, and the Managers are not obligated to purchase, any International Shares unless all of the U.S. Shares are contemporaneously purchased by the U.S. Underwriters. The International Shares and the U.S. Shares are hereinafter collectively referred to as the "Offered Shares."

          The Company and the Selling Stockholders understand that the Managers will simultaneously enter into an agreement with the U.S. Underwriters dated the date hereof (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Managers and the U.S. Underwriters.

          You have advised us that you and the other Managers, acting severally and not jointly, desire to purchase the International Shares and that you have been authorized by the other Managers to execute this Agreement and the International Price Determination Agreement referred to below on their behalf.

          Prior to the purchase and public offering of the International Offered Shares by the several Managers, the Company, the Selling Stockholders and the Lead Managers, acting on behalf of the Managers shall enter into a separate written instrument substantially in the form of Exhibit A hereto (the "International Price Determination Agreement"). The International Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Lead Managers and shall specify such applicable information as included in Exhibit A hereto. The offering of the International Shares will be governed by this Agreement, as supplemented by the International Price Determination Agreement. From and after the date of the execution and delivery of the International Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" or "herein" shall be deemed to include, the International Price Determination Agreement.

          The initial public offering price per share and the purchase price per share for the U.S. Shares to be paid by the U.S. Underwriters pursuant to the U.S. Purchase

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Agreement shall be set forth in a separate agreement (the "U.S. Price
Determination Agreement"), the form of which is attached to the U.S.
Purchase Agreement. The purchase price per share for the U.S. Shares to be paid by the several U.S. Underwriters shall be identical to the purchase price per share for the International Shares to be paid by the several Managers hereunder. This Agreement (including the related International Price Determination Agreement) and the U.S. Purchase Agreement (including the related U.S. Price Determination Agreement) are collectively referred to herein as the "Purchase Agreements."

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (File No. 33-
       ) covering the registration of the Offered Shares under the Securities
- -------
Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and either (A) has prepared and proposes to file, prior to the effective date of such registration statement, an amendment to such registration statement, including final prospectuses, or (B) if the Company has elected to rely upon Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"), will prepare and file prospectuses, in accordance with the provisions of Rule 430A and Rule 424(b) ("Rule 424(b)") of the 1933 Act Regulations, promptly after execution and delivery of the International Price Determination Agreement.* The information, if any, included in such prospectuses that was omitted from any prospectus included in such registration statement at the time it becomes effective but that is deemed, pursuant to Rule 430A(b), to be part of such registration statement at the time it becomes effective is referred to herein as the "Rule 430A Information." Each form of International Prospectus and form of U.S. Prospectus used before the time such registration statement becomes effective, and any form of International Prospectus and form of U.S. Prospectus that omits the Rule 430A Information that is used after such effectiveness and prior to the execution and delivery of the International Price Determination Agreement or the U.S. Price Determination Agreement is herein called a "preliminary prospectus." Any reference to any preliminary prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act as of the date of such preliminary prospectus. Such registration statement, including the exhibits thereto and the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, as amended at the time it becomes





          --------------------


          * Two forms of prospectus are to be used in connection with the offering and sale of the Offered Shares: one relating to the U.S. Shares (the "Form of U.S. Prospectus") and one relating to the International Shares (the "Form of International Prospectus"). The Form of International Prospectus is identical to the Form of U.S. Prospectus, except for the front cover page, the section captioned "Underwriting," the section captioned "Certain United States Tax Consequences to Non-U.S. Holders" and the back cover page.



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
effective and including, if applicable, the Rule 430A Information, is herein called the "Registration Statement," and the form of International Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act and form of U.S. Prospectus, including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act included in the Registration Statement at the time it becomes effective are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and, collectively, the "Prospectuses" and, individually, a "Prospectus," except that, if the final International Prospectus or U.S. Prospectus, as the case may be, first furnished to the Managers or the U.S. Underwriters after the execution of the International Price Determination Agreement or the U.S. Price Determination Agreement for use in connection with the offering of the Offered Shares differs from the prospectuses included in the Registration Statement at the time it becomes effective (whether or not such prospectuses are required to be filed pursuant to Rule 424(b)), the terms "International Prospectus," "U.S. Prospectus," "Prospectuses" and "Prospectus" shall refer to the final International Prospectus or U.S. Prospectus, as the case may be, first furnished to the Managers or the U.S. Underwriters, as the case may be, for such use.

          The Company and the Selling Stockholders understand that the Managers propose to make a public offering of the International Shares as soon as you deem advisable after the Registration Statement becomes effective and the International Price Determination Agreement has been executed and delivered.

          Section 1.  Representations and Warranties.  (a)  The Company
                      ------------------------------
represents and warrants to and agrees with each of the Managers that:

               (i) The Company meets the requirements for use of Form S-3 under the 1933 Act, and when the Registration Statement shall become effective, and if the Company has elected to rely upon Rule 430A, on the date of the International Price Determination Agreement or the U.S. Price Determination Agreement, and on the effective or issue date of each amendment or supplement to the Registration Statement or the Prospectuses, and at the Closing Time referred to below, (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (C) neither of the Prospectuses nor any amendment or supplement to either of them include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.




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

          Notwithstanding the foregoing, this representation and warranty does not apply to statements or omissions from the Registration Statement or the Prospectuses or any amendments or supplements thereto made in reliance upon and in conformity with information furnished or confirmed in writing to the Company by or on behalf of any Managers through you or the U.S. Representatives expressly for use in the Registration Statement or the Prospectuses or any amendments or supplements thereto.

               (ii) The documents incorporated by reference in the Prospectuses pursuant to Item 12 of Form S-3 under the 1933 Act, at the time they were filed with the Commission, conformed in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the information in the Prospectuses, at the time the Registration Statement shall become effective, and if the Company has elected to rely upon Rule 430A, on the date of the International Price Determination Agreement or the U.S. Price Determination Agreement, and on the effective or issue date of each amendment or supplement to the Registration Statement or the Prospectuses, and at the Closing Time referred to below, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (iii) Coopers & Lybrand L.L.P. and Price Waterhouse, who are reporting upon the audited consolidated financial statements and schedules included or incorporated by reference in the Registration Statement, are independent public accountants as required by the 1933 Act, the 1934 Act, the 1933 Act Regulations and the 1934 Act Regulations.

               (iv) This Agreement and the U.S. Purchase Agreement have been, and the International Price Determination Agreement and the U.S. Price Determination Agreement on the date thereof will be, duly authorized, executed and delivered by the Company.

               (v) The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries (as hereinafter defined) as of the dates indicated and the consolidated statements of income, shareholders' equity and cash flows of the Company and its Subsidiaries for the periods specified. Except as otherwise stated in the Registration Statement, such financial statements




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          have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The financial statement schedules, if any, included or incorporated by reference in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The selected financial data and the summary financial information included in the Prospectuses present fairly in accordance with GAAP the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement. The pro forma financial statements and other pro forma financial information included in the Prospectuses present fairly in accordance with GAAP the information shown therein in accordance with the adjustments and assumptions described therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

               (vi) The Company is a corporation validly organized and existing and in good standing under the laws of the Commonwealth of Massachusetts with power and authority (corporate and other) under such laws to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the nature of its business or its ownership or leasing of its properties requires qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries (as defined below), considered as one enterprise.

               (vii) The Company's only subsidiaries are listed on Schedule C hereto (collectively, the "Subsidiaries"). Each Subsidiary is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its incorporation with power and authority (corporate and




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

          other) under such laws to own, lease and operate its properties and conduct its business as described in the Prospectuses; and each Subsidiary is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which the nature of its business or its ownership or leasing of its properties requires qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (viii) Except as set forth on Schedule C, all of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Company, directly or through one or more Subsidiaries, free and clear of any pledge, lien, security interest, charge, claim, mortgage or encumbrance of any kind; none of the outstanding shares of capital stock of the Subsidiaries was issued in violation of the preemptive or similar rights of any stockholder of such corporation arising by operation of law, under the charter or by-laws of any Subsidiary or under any agreement to which the Company or any Subsidiary is a party.

               (ix) The Company had at the date indicated in the Prospectuses a duly authorized, issued and outstanding capitalization as set forth in the Prospectuses under the caption "Capitalization," and the Common Stock conforms in all material respects to the description thereof contained under the caption "Description of Capital Stock" in the Prospectuses.

               (x) All of the outstanding shares of capital stock of the Company, including the Offered Shares to be sold by the Selling Stockholders pursuant to this Agreement and the International Purchase Agreement, have been duly authorized and validly issued and are fully paid and non-assessable; no holder thereof is subject to personal liability by reason of being such a holder.

               (xi) Except as disclosed in the Prospectuses, there are no outstanding options, warrants or other rights calling for issuance of, and no commitments, plans or arrangements to issue, any shares of capital stock of the Company or any of its Subsidiaries or any security convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries. Except as set forth in the Prospectuses, there are no holders of securities (debt or equity) of the Company or any of the Subsidiaries, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company or its Subsidiaries, who have the right




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

          to request the Company or any of its Subsidiaries to register securities held by them under the 1933 Act, other than holders who are participating in the Offerings or who have elected not to exercise such rights. None of the outstanding shares of Common Stock of the Company was issued in violation of the preemptive or other similar rights of any stockholder of the Company arising by operation of law, under the charter or by-laws of the Company or under any agreement to which the Company or any of its Subsidiaries is a party.

               (xii) Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein or contemplated thereby, there has not been
          (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any Subsidiary, other than in the ordinary course of business, that is material to the Company and its Subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

               (xiii) Neither the Company nor any Subsidiary is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, and except for such defaults that would not in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xiv) The sale and delivery of the Offered Shares, the execution, delivery and performance of this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement, the consummation by the Company of the transactions contemplated thereby and in the Registration Statement and compliance by the Company with the terms of the foregoing have been duly authorized by all necessary corporate action on the part of the Company and do not and will not result in any violation of the Articles of Organization or by-laws of the Company or any Subsidiary, and will not, and at the Closing Time will not, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien or encumbrance upon any property or assets of the Company or any Subsidiary under (A) any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their respective properties or assets are subject, except for such conflicts, breaches, violations or defaults or liens or encumbrances that would not in the aggregate have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and the Subsidiaries, considered as one enterprise, or (B) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations.

               (xv) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states) is necessary in connection with the due authorization, execution, delivery and performance by the Company of this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement and the valid sale and delivery of the Offered Shares.

               (xvi) Except as disclosed in the Prospectuses, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary that is required to be disclosed in the Registration Statement or Prospectuses or that, if determined adversely to the Company or any of its Subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, or which might materially and adversely affect the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or which affects any of the Company's or any Subsidiary's properties, including ordinary routine litigation incidental to the business of the Company or any Subsidiary, that are not described or referred to in the Prospectuses, if adversely determined, would not have a material adverse effect on the condition (financial or




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          otherwise), earnings, business affairs or business prospects of the
          Company and its Subsidiaries, considered as one enterprise.

               (xvii) There are no contracts or documents of a character required to be described in the Registration Statement, the Prospectuses or the documents incorporated by reference therein or to be filed as exhibits thereto that are not described and filed as required.

               (xviii)   The Company and its Subsidiaries are in compliance
          with, and each such entity has not received any notice of any outstanding violation of, all laws, ordinances, rules and regulations applicable to it and its operations except, in either case, where any failure by the Company or any Subsidiary to comply with any such law, regulation, ordinance or rule would not have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xix) Neither the Company nor any of its affiliates has taken or will take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Offered Shares; and neither the Company nor any of its affiliates has distributed or will distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

               (xx) The Company is not an investment company within the meaning of the Investment Company Act of 1940, as amended.

               (xxi) No labor dispute exists with the Company's employees or with employees of its Subsidiaries or, to the knowledge of the Company, is imminent that could reasonably be expected to materially and adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (xxii) Each of the Selling Stockholders has agreed that, for a period of 90 days from the date hereof, such persons will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common




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          Stock or securities or rights convertible into or exercisable or exchangeable for Common Stock other than the sale of the Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement.

          (b) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the Managers as follows:

               (i) To the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder expressly for use herein, such preliminary prospectus and the Registration Statement did, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will, when they become effective or are filed with the Commission, as the case may be, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (ii) Each Selling Stockholder has full right, power and authority to enter into this Agreement, the U.S. Purchase Agreement, the International Price Determination Agreement, the U.S. Price Determination Agreement and the Custody Agreement (as defined below) and to sell, transfer and deliver the International Shares pursuant to this Agreement; and this Agreement, the U.S. Purchase Agreement and the Custody Agreement have been, and the International Price Determination Agreement and the U.S. Price Determination Agreement on the date thereof will be, duly authorized, executed and delivered by such Selling Stockholder.

               (iii) Except as set forth in the Prospectuses, there is no action, suit, investigation (of which such Selling Stockholder has received written notice) or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of such Selling Stockholder, threatened, to which such Selling Stockholder is or would be a party or of which the property of such Selling Stockholder is or may be subject, that
          (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the sale of the Offered Shares by such Selling Stockholder or any of the other transactions contemplated hereby or
          (ii) questions the legality or validity of any such transactions or seeks to recover damages or obtain other relief in connection with any such transactions.




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
               (iv) Such Selling Stockholder has duly executed and delivered, in the form heretofore furnished to you, an irrevocable power of attorney and custody agreement (the "Custody Agreement") with ________________________ as custodian (the "Custodian") and
          ________________________ as attorneys-in-fact (the "Attorneys-in-Fact"); each Attorney-in-Fact is authorized to execute and deliver this Agreement (including the International Price Determination Agreement) and the U.S. Purchase Agreement (including the U.S. Price Determination Agreement) on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Managers and U.S. Underwriters to such Selling Stockholder, as provided in Section 2(a) hereof, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement and the U.S. Purchase Agreement, and the Attorneys-in-Fact and the Custodian are each authorized to deliver the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement and to accept payment therefor.

               (v) No authorization, approval, consent or license of any government, governmental instrumentality or court (other than under the 1933 Act and the 1933 Act Regulations and the securities or blue sky laws of the various states and the securities laws of any jurisdiction outside the United States in which International Shares are offered or sold by the Managers pursuant to this Agreement) is required for the execution and delivery by such Selling Stockholder of the Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement, the U.S. Purchase Agreement, the International Price Determination Agreement and the U.S. Price Determination Agreement and the valid sale and delivery of the Offered Shares to be sold by such Selling Stockholder hereunder and thereunder.

               (vi) The execution and delivery of this Agreement, the U.S. Purchase Agreement, the International Price Determination Agreement, the U.S. Price Determination Agreement and the Custody Agreement and the consummation of the transactions herein and therein contemplated will not result in a violation of the charter, bylaws or other governing document of such Selling Stockholder and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which the properties or assets of such Selling Stockholder are subject nor will such action result in any violation of the provisions of any statute relating to such Selling

          Stockholder or its legal or regulatory status or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or the property of such Selling Stockholder.

               (vii) Such Selling Stockholder has, and at the Closing Time will have, good and valid title to the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind; and, upon delivery of such Offered Shares and payment of the purchase price therefor as contemplated in this Agreement and the U.S. Purchase Agreement, each of the Underwriters will receive good and valid title to the Offered Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind. The owner of the Offered Shares, if other than such Stockholder, is precluded from asserting against the Underwriters the effectiveness of any unauthorized endorsement.

               (viii) Certificates for all of the Offered Shares to be sold by such Selling Stockholder pursuant to this Agreement and the U.S. Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Offered Shares to the Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement.

               (ix) For a period of 90 days from the date hereof, such Selling Stockholder will not, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any shares of Common Stock or securities convertible into or exercisable or exchangeable for Common Stock owned by such Selling Stockholder or with respect to which such Selling Stockholder has the power of disposition other than to the U.S. Underwriters pursuant to the U.S. Purchase Agreement.

               (x) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock; and such Selling Stockholder has not distributed and will not distribute any prospectus (as such term is defined in the 1933 Act and the 1933 Act Regulations) in connection with the offering and sale of the Offered Shares other than any preliminary prospectus filed with the Commission or the Prospectuses or other material permitted by the 1933 Act or the 1933 Act Regulations.

              (xi) Except as disclosed in writing to the Managers, neither such Selling Stockholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the National Association of Securities Dealers, Inc.), any member firm of the National Association of Securities Dealers, Inc.

               (xii) Such Selling Stockholder has duly executed and delivered this Agreement and the U.S. Purchase Agreement by and through its attorney-in-fact.

               (xiii) Such Selling Stockholder has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock.

          (c) Any certificate signed by any officer of the Company or any Subsidiary and delivered to you or to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters at or prior to the Closing Time pursuant to this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by the Company or such Subsidiary, as the case may be, to each Manager as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Stockholder as such and delivered to you or to counsel for the Underwriters at or prior to the Closing Time pursuant to the terms of this Agreement or the transactions contemplated hereby shall be deemed a representation and warranty by such Selling Stockholder to each Manager, as to the matters covered thereby.

          Section 2.  Sale and Delivery to the U.S. Underwriters; Closing.
                      ---------------------------------------------------
(a) On the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, each Selling Stockholder agrees, severally and not jointly, to sell to each Manager, severally and not jointly, and each Manager agrees, severally and not jointly, to purchase from each Selling Stockholder, at the purchase price per share set forth in the International Price Determination Agreement, that proportion of the number of International Shares being sold by each such Selling Stockholder set forth on Schedule B opposite the name of each such Selling Stockholder which the number of International Shares set forth in Schedule A opposite the name of such Manager (plus such additional number of International Shares that such Manager may become obligated to purchase pursuant to Section 10 hereof) bears to the total number of International Shares, subject, in each case, to such adjustments as the Managers in their discretion shall make to eliminate any sales or purchases of fractional shares.

          (b) If the Company has elected not to rely upon Rule 430A, the initial public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several Managers shall be agreed upon and set forth in the International Price Determination Agreement, dated the date hereof, and an amendment to the Registration Statement containing such per share price information will be filed before the Registration Statement becomes effective.

          (c) If the Company has elected to rely upon Rule 430A, the initial public offering price per share for the International Shares and the purchase price per share for the International Shares to be paid by the several Managers shall be agreed upon and set forth in the International Price Determination Agreement. In the event that the International Price Determination Agreement has not been executed by the close of business on the fourth business day following the date on which the Registration Statement becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Sections 6 and 7 shall remain in effect.

          (d) Payment of the purchase price for, and delivery of certificates for, the International Shares shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the Company, the Selling Stockholders and you, at 10:00 A.M. (New York time) either (i) on the fifth full business day after the effective date of the Registration Statement, or (ii) if the Company has elected to rely upon Rule 430A, on the fifth full business day after execution of the U.S. Price Determination Agreement (unless, in either case, postponed pursuant to Section 10 or 11), or at such other time not more than ten full business days thereafter as you, the Company and the Selling Stockholders shall determine (such date and time of payment and delivery being herein called the "Closing Time"). Payment shall be made to the Selling Stockholders by certified or official bank check or checks in New York Clearing House funds payable to the order of the Custodian pursuant to the Custody Agreement or directly to the Selling Stockholders if so instructed by the Custodian against delivery to you for the respective accounts of the several Managers of certificates for the International Shares to be purchased by them.

          (e) Certificates for the International Shares to be purchased by the Managers shall be in such denominations and registered in such names as you may request in writing at least two full business days before the Closing Time. The certificates for the International Shares will be made available in New York City for examination and packaging by you not later than 10:00 A.M. (New York time) on the business day prior to the Closing Time.

          (f) It is understood that each Manager has authorized you, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the International Shares that it has agreed to purchase. You, individually and not as Lead Managers, may (but shall not be obligated to) make payment of the purchase price for the International Shares to be purchased by any Manager whose check or checks shall not have been received by the Closing Time.

          (g) The obligation of the Selling Stockholders to sell to each Manager the International Shares, and the several and not joint obligations of the Managers to purchase and pay for the International Shares, upon the terms and subject to the conditions of this Agreement, are subject to the concurrent closing of the sale of the U.S. Shares to the U.S. Underwriters pursuant to the terms of the U.S. Purchase Agreement.

          Section 3.  Certain Covenants of the Company.  The Company covenants
                      --------------------------------
with each Manager as follows:

          (a) The Company will use its best efforts to cause the Registration Statement to become effective and, if the Company elects to rely upon Rule 430A and subject to Section 3(b), will comply with the requirements of Rule 430A and will notify you promptly, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission to amend the Registration Statement, to amend or supplement any Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will make every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

          (b) The Company will not at any time file or make any amendment to the Registration Statement, or any amendment or supplement thereto, or any document incorporated by reference therein (i) if the Company has not elected to rely upon Rule 430A, to the Prospectuses or (ii) if the Company has elected to rely upon Rule 430A, to either the prospectus included in the Registration Statement at the time it becomes effective or to the Prospectuses, of which you shall not have previously been advised and furnished a copy or to which you or Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers shall reasonably and timely object in writing.

          (c) The Company has furnished or will furnish to you and your counsel, without charge, one signed copy of the Registration Statement (as originally filed) and of all amendments thereto (including exhibits filed therewith and documents incorporated by reference therein), whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith, and signed copies of all consents and certificates of experts, and has furnished or will furnish to you, for each other Manager, one conformed copy of the Registration Statement as originally filed and each amendment thereto.

          (d) The Company will deliver to each Manager, without charge, from time to time until the effective date of the Registration Statement (or, if the Company has elected to rely upon Rule 430A, until the time the International Price Determination Agreement is executed and delivered), as many copies of each preliminary prospectus as such Manager may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver to each Manager, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after the International Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested during the period when the Prospectuses are required to be delivered under the 1933 Act, such number of copies of the Prospectuses (as supplemented or amended) as such Manager may reasonably request.

          (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement, the U.S. Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Offered Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Managers, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements.

          (f) The Company will endeavor, in cooperation with the Managers, to qualify the Offered Shares for offering and sale under the applicable securities laws of such states and other jurisdictions as you may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that neither
                                              --------  -------
the Company nor any Subsidiary shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which the Offered Shares have been qualified as above provided.

          (g) The Company will make generally available to its security holders as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement of the Company (in form complying with the provisions of Rule 158 of the 1933 Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

          (h) For a period of 90 days from the date hereof, the Company will not, without the prior written consent of Merrill Lynch on behalf of the Underwriters, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of, any shares of Common Stock or securities convertible into or exchangeable or exercisable for Common Stock, other than to
(i) the U.S. Underwriters pursuant to the U.S. Purchase Agreement and
(ii) eligible participants in the Company's employee stock plans pursuant to the terms thereof as in effect on the date hereof.

          (i) The Company will use its best efforts to effect the listing of the Common Stock on the New York Stock Exchange on the date of the International Price Determination Agreement.

          (j) The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Sections 13, 14 or 15 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

          (k) For a period of five years after the Closing Time, the Company will furnish to you and to each Manager that so requests copies of all annual reports, quarterly reports and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to its stockholders generally.

          (l) If the Company has elected to rely upon Rule 430A, it will take such steps as it deems necessary to ascertain promptly whether the forms of prospectuses transmitted for filing under Rule 424(b) were received for filing by the Commission and, in the event that they were not, it will promptly file such prospectuses.

          (m) The Company has complied, and will comply, with all of the provisions of Florida H.B. 1771, as codified in sec. 517.075 Florida Statutes, 1987, as amended, and all regulations promulgated thereunder relating to issuers or their affiliates doing business with the government of Cuba or with any person or affiliate located in Cuba.

          (n) The Company will use, or will cause Kendall International, Inc. to use, its best efforts to enforce all of its rights under Section 2.3 of the Registration Rights Agreement, dated as of July 7, 1992, as amended, among Kendall International, Inc. and the stockholders and other parties thereto arising in connection with the transactions contemplated by this Agreement, except with the prior consent of Merrill Lynch, on behalf of the Underwriters.

          Section 4.  Payment of Expenses.  (a)  The Company agrees to pay all
                      -------------------
expenses incident to the performance of its obligations under this Agreement and the U.S. Purchase Agreement, including (i) the printing and filing of the Registration Statement (including financial statements and exhibits), as originally filed and as amended, the preliminary prospectuses and the Prospectuses and any amendments or supplements thereto, and the cost of furnishing copies thereof to the Underwriters, (ii) the copying or printing, as applicable, and distribution of this Agreement (including the International Price Determination Agreement), the Intersyndicate Agreement among the Managers and the U.S. Underwriters, the U.S. Purchase Agreement (including the U.S. Price Determination Agreement), the Agreement among Managers, the certificates for the Offered Shares and a survey of state securities or blue sky laws (the "Blue Sky Survey"), (iii) the delivery of the certificates for the Offered Shares to the Underwriters, including any capital duties, stamp duties and stock or other transfer taxes payable upon the sale of the Offered Shares to the Underwriters and the transfer of the Offered Shares between the Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisers and one counsel for the Selling Stockholders, (v) the qualification of the Offered Shares under the applicable securities laws in accordance with Section 3(f) and any filing fees for review of the offering with the National Association of Securities Dealers, Inc., including filing fees and reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters in connection therewith and in connection with the Blue Sky Survey, (vi) the fees and expenses of any transfer agent or registrar for the Offered Shares and (vii) the listing fees and expenses incurred in connection with listing the Offered Shares on the New York Stock Exchange, if any.

          (b) Each of the Selling Stockholders will pay the fees and disbursements of its counsel and accountants, if any, not paid by the Company pursuant to Section 4(i)(d) or otherwise.

          (c) If this Agreement is terminated by you in accordance with the provisions of Section 5, 9(a)(i) or 11, the Company and the Selling Stockholders shall reimburse the U.S. Underwriters through you for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of Fried, Frank, Harris, Shriver & Jacobson as counsel for the U.S. Underwriters.

          Section 5.  Conditions of Managers' Obligations.  In addition to the
                      -----------------------------------
execution and delivery of the International Price Determination Agreement, the obligations of the several Managers to purchase and pay for the International Shares that they have respectively agreed to purchase hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein (including those contained in the International Price Determination Agreement) or in certificates of any officer of the Company or any Subsidiary and the Selling Stockholders delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following further conditions:

          (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date of this Agreement or, with your consent, at a later time and date not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time or on such later date as you may agree to in writing with the approval of a majority in interest of the several Managers; and at the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall have been instituted or shall be pending or, to your knowledge or the knowledge of the Company, shall have been threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers. If the Company has elected to rely upon Rule 430A, Prospectuses containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

          (b)  At the Closing Time, you shall have received signed opinions of
M. Brian Moroze, Esq., General Counsel for the Company, dated as of the Closing Time, together with reproduced copies of such opinions for each of the Managers, in form and substance satisfactory to counsel for the Managers, to the effect that:

               (i) The Company is a corporation validly organized and validly existing and in good standing under the laws of the Commonwealth of Massachusetts.

               (ii) The Company has the requisite power and authority (corporate and other) to own, lease and operate its properties and to conduct its business as described in the Prospectuses, and to enter into and perform its obligations under this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement

          and the U.S. Price Determination Agreement.

               (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to be so qualified and be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (iv) Each of the Subsidiaries is a corporation validly organized and existing under the laws of its jurisdiction of incorporation, has the requisite power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required except where the failure to be so qualified and be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries taken as a whole; and all of the issued shares of capital stock of each Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable, and (except for non-material liens that have arisen in the ordinary course of business) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

               (v) Other than as disclosed in or contemplated by the Prospectus, there are no legal or governmental proceedings pending or, to the best of my knowledge, threatened to which the Company or any of its Subsidiaries is or may be a party or to which any property of the Company or its Subsidiaries is or may be the subject which, if determined adversely to the Company or such Subsidiaries, could individually or in the aggregate reasonably be expected to have a material adverse effect on the condition

         (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise.

               (vi) To the best of my knowledge, no legal or governmental proceedings are pending or threatened against the Company or any of its Subsidiaries which are required to be disclosed in the Registration Statement or the Prospectus, other than those disclosed therein.

               (vii) To the best of my knowledge, there are no contracts, indentures, mortgages, loan agreements, notes, leases or other documents to which the Company or any Subsidiary is a party or by which any of them may be bound that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectuses, other than those so filed or described as required.

               (viii) Neither the Company nor any of its Subsidiaries is, or, based upon presently existing circumstances with the giving of notice or lapse of time or both would be, in violation of or in default under, their respective restated articles of organization, certificate of incorporation or other similar charter document or by-laws or any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument known to me to which the Company or any of its Subsidiaries is party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and the Subsidiaries taken as a whole.

               (ix) All description in the Prospectuses of the Agreements set forth therein are accurate and fairly summarize the information required to be shown, and the statements in the Prospectuses under "Legal Proceedings" incorporated by reference from Item 3 of Part 1 of the Company's annual Report on Form 10-K for the year ended June 30, 1994, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents or proceedings.

               (x) This Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement have been duly authorized, executed and delivered by the Company.

               (xi) All of the issued and outstanding shares of capital stock of the Company, including the Offered Shares, have been duly authorized and validly issued and are fully paid and non-assessable, and were not issued in

          violation of any preemptive or similar rights of the stockholders of the Company arising under the Corporation Law of the Commonwealth of Massachusetts, under the charter or by-laws of the Company, or, to the best of such counsel's knowledge, under any agreement known to such counsel.

               (xii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption entitled "Capitalization," as of the date stated therein.

               (xiii) Except as disclosed in or specifically contemplated by the Prospectuses, to the best of such counsel's knowledge there are no outstanding options, warrants or other rights created by the Company calling for the issuance of, and no commitments or obligations to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company.

               (xiv) The execution and delivery of this Agreement, the International Price Determination Agreement, the U.S. Purchase Agreement and the U.S. Price Determination Agreement by the Company, the sale and delivery of the Offered Shares, the consummation by the Company and the Selling Stockholders of the transactions contemplated in this Agreement and the U.S. Purchase Agreement and compliance by the Company and the Selling Stockholders with the terms of the foregoing will not (a) violate the Company's Restated Articles of Organization or by-laws, (b) breach or result in a default under any contract, indenture, mortgage, deed of trust, loan or credit agreement, bond, debenture, note, lease or any other agreement or instrument known to me to which the Company or any of its Subsidiaries is a party or by which it or any of them is bound or to which any of the property or assets of the Company or any of its Subsidiaries is bound, or (c) violate any applicable law, statute, rule or regulation (other than state securities or Blue Sky laws or regulations, as to which counsel need not opine) or any judgment, order, writ, injunction, or decree of any jurisdiction, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its properties or operations.

               (xv) No consent, approval, authorization or license, order, registration or qualification of or with any court or of any government, governmental instrumentality or court is legally required in connection with the due authorization, execution, sale and delivery of the Offered Shares or the consummation of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or Blue Sky laws of the various states, as to which such counsel need express no opinion.

               (xvi) To the best of such counsel's knowledge, other than the Selling Stockholders with respect to the Offered Shares, no holders of the Company's securities have rights to the registration of shares of Common Stock or other securities as a result of the filing of the Registration Statement by the Company or the offering contemplated hereby, except pursuant to the Registration Rights Agreement, dated as of July 7, 1992, as amended, among Kendall International, Inc. and the parties thereto.

          Although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Registration Statement or the Prospectuses, such counsel has obtained information as a result of discussions and meetings with officers and other representatives of the Company and its Subsidiaries and discussions with representatives of and independent public accountants of the Company, in connection with the preparation of the Registration Statement and the Prospectuses, and the examination of other information and documents requested by such counsel. Although such counsel has not undertaken to determine independently, and therefore, such counsel does not assume responsibility, explicitly or implicitly, for the accuracy and completeness of the statements contained in the Registration Statement or the Prospectuses, and such counsel cannot provide assurance that the procedures described in the preceding sentence would necessarily reveal matters of significance with respect to the following comments, during the course of the above-described procedures, nothing has come to such counsel's attention that has caused such counsel to believe that the Registration Statement (including the Rule 430A Information, if applicable, and any amendment thereto) or the Prospectuses (including, in each case, the documents incorporated by reference therein), on the effective date thereof, or on the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto, on the date hereof, contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to financial statements, the notes thereto and related schedules and other financial or accounting data included in the Registration Statement or the Prospectuses).

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement, the U.S. Purchase Agreement and the sale of the Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement as counsel for the Underwriters may reasonably request. In rendering such opinion, such counsel may rely as to all matters governed by laws of jurisdictions other than the law of the

Commonwealth of Massachusetts and the federal law of the United States, upon opinions of local counsel in such jurisdictions, who shall be counsel satisfactory to counsel for the Underwriters in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent such counsel deems proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

          (c) At the Closing Time, you shall have received signed opinions of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel for the Company, dated as of the Closing Time, together with reproduced copies of such opinions for each of the Managers, in form and substance satisfactory to counsel for the Managers, to the effect that:

               (i) The statements made in the Prospectus under "Description of Capital Stock" insofar as they purport to constitute summaries of the terms of the Common Stock, constitute accurate and fair summaries thereof in all material respects, and the form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable statutory requirements and the requirements of the New York Stock Exchange, Inc.

               (ii) The Registration Statement has been declared effective under the 1933 Act. Any required filing of the Prospectuses or any supplement thereto has been made with the Commission pursuant to Rule 424(b); such counsel does not know of the issuance of any stop order suspending the effectiveness of the Registration Statement and no proceedings for that purpose have been instituted or threatened.

               (iii) The Registration Statement (including the Rule 430A Information, if applicable), the Prospectuses and each amendment or supplement to the Registration Statement and Prospectuses as of their respective effective or issue dates, comply as to form in all material respects to the requirements of the 1933 Act and the applicable 1933 Act Regulations (except that such counsel need not express an opinion as to financial or accounting data, statements, notes or schedules included or omitted from any of the documents referred to in this opinion). Each document incorporated by reference in the Registration Statement and the Prospectus, when filed with the Commission under the Exchange Act, complied as to form in all material respects with the requirements of the Exchange Act (except that such counsel need not express an opinion as to financial statements, the notes thereto and related schedules and other financial or accounting data included in or omitted from any of the documents referred to in this paragraph).

               (iv) The statements made in the Prospectuses under "Certain United States Federal Tax Consequences to Non-U.S. Holders of Common Stock," to the extent that they are statements of United States federal laws or legal conclusions thereunder, have been reviewed by such counsel and fairly present the information disclosed therein in all material respects.

          Although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Registration Statement or the Prospectuses, such counsel has obtained information as a result of discussions and meetings with officers and other representatives of the Company and its Subsidiaries and discussions with representatives of and independent public accountants of the Company, in connection with the preparation of the Registration Statement and the Prospectuses, and the examination of other information and documents requested by such counsel. Although such counsel has not undertaken to determine independently, and therefore, such counsel does not assume responsibility, explicitly or implicitly, for the accuracy and completeness of the statements contained in the Registration Statement or the Prospectuses, and such counsel cannot provide assurance that the procedures described in the preceding sentence would necessarily reveal matters of significance with respect to the following comments, during the course of the above-described procedures, nothing has come to such counsel's attention that has caused such counsel to believe that the Registration Statement (including the Rule 430A Information, if applicable, and any amendment thereto) or the Prospectuses (including, in each case, the documents incorporated by reference therein), on the date or effective date thereof, or on the date of the Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto, on the date hereof, contains an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no view with respect to financial statements, the notes thereto and related schedules and other financial or accounting data included in the Registration Statement or the Prospectuses).

          Such opinion shall be to such further effect with respect to other legal matters relating to this Agreement, the U.S. Purchase Agreement and the sale of the Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement as counsel for the Underwriters may reasonably request. In rendering such opinion, such counsel may rely as to all matters governed by laws of jurisdictions other than the law of the Commonwealth of Massachusetts and the federal law of the United States, upon opinions of local counsel in such jurisdictions, who shall be counsel satisfactory to counsel for the Underwriters in which case the opinion shall state that they believe you and they are entitled to so rely. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and certificates of public officials.

          (d) At the Closing Time, you shall have received signed opinions of counsel for each of the Selling Stockholders reasonably acceptable to you, dated as of the Closing Time, together with reproduced copies of such opinions for each of the Managers, in form and substance satisfactory to counsel for the Managers, to the effect that:

               (i) The Selling Stockholder has the [corporate/partnership] power and authority (A) to enter into the Purchase Agreements, Price Determination Agreements and the
          Custody Agreement and (B) to sell, transfer and deliver the Offered Shares to be sold by the Selling Stockholder under the Purchase Agreements. The Purchase Agreements and Price Determination Agreements have been duly authorized, executed and delivered by the Selling Stockholder. The Custody Agreement has been duly authorized, executed and delivered by the Selling Stockholder and constitutes the valid and binding obligation of such Selling Stockholder in accordance with its terms.

               (ii) Each Attorney-in-Fact has been duly authorized by the Selling Stockholder and the Depository is duly authorized to deliver the Offered Shares to be sold by such Selling Stockholder pursuant to the Purchase Agreements.

               (iii) No authorization, approval, consent or license of any government, governmental instrumentality or court is required to be obtained by the Selling Stockholder (other than under the Securities Act of 1933 or under Blue Sky or state securities laws as to which such counsel need not opine) in connection with the due authorization, execution and delivery of the Purchase Agreements, Price Determination Agreements and Custody Agreement or the sale and delivery of the Offered Shares to be sold by the Selling Stockholder under the Purchase Agreements.

               (iv) The execution and delivery of the Underwriting Agreements, the Price Determination Agreements and the Custody Agreement by the Selling Stockholder, the sale of the Offered Shares by the Selling Stockholder pursuant to the Purchase Agreements, and the compliance by the Selling Stockholder with the terms of the foregoing does not conflict with or result in a violation of (a) the charter, by-laws or other applicable governing document of the Selling Stockholder, (b) any law, rule or regulation relating to such Selling Stockholder (other than under the Securities Act of 1933 or under Blue Sky or state securities laws as to

          which such counsel need not opine), (c) any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or its properties or (d) any material contract known to such counsel.

               (v) The Selling Stockholder is, and immediately prior to the Closing Time, will be, the sole registered and beneficial owner of the Offered Shares to be sold by the Selling Stockholder pursuant to the Purchase Agreements; upon completion of the sale of the Offered Shares pursuant to the Purchase Agreements, each of the Underwriters will receive good and marketable title to the Offered Shares purchased by it from such Selling Stockholder and, assuming the Underwriters purchased the Offered Shares in good faith and without notice of any adverse claim, the Underwriters will have acquired such Offered Shares free and clear of any pledge, lien, security interest, claim, equity or encumbrance of any kind.

          Such opinion shall be to such further effect with respect to legal matters relating to this Agreement, the U.S. Purchase Agreement and the sale of the Offered Shares pursuant to this Agreement and the U.S. Purchase Agreement as counsel to the Underwriters may reasonably request. Such counsel may also state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Subsidiaries and the Selling Stockholders and certificates of public officials.

          (e) At the Closing Time, you shall have received the favorable opinion of Fried, Frank, Harris, Shriver & Jacobson as counsel for the Managers, dated as of the Closing Time, together with reproduced copies of such opinion for each of the other Managers, to the effect that the opinions delivered pursuant to Sections 5(b), (c), and (d) appear on their face to be appropriately responsive to the requirements of this Agreement except, specifying the same, to the extent waived by you, and with respect to the legal existence of the Company, the Offered Shares, this Agreement and the U.S. Purchase Agreement, the Registration Statement, the Prospectuses and such other related matters as you may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the federal law of the United States, the law of the State of New York and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to you. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers or other appropriate representatives of the Company, the Subsidiaries and the Selling Stockholders and certificates of public officials.

          (f) At the Closing Time, (i) the Registration Statement and the Prospectuses, as they may then be amended or supplemented, shall conform in all material respects to the requirements of the 1933 Act, the 1933 Act Regulations, the 1934

Act and the 1934 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), the Registration Statement, as it may then be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Registration Statement not misleading, and the Prospectuses, as they may be amended or supplemented, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements in the Prospectuses, in light of the circumstances under which they were made, not misleading, (ii) there shall not have been, since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary that would be required to be set forth in the Prospectuses other than as set forth therein and no proceedings shall be pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before or by any federal, state or other commission, board or administrative agency that could reasonably be expected to materially and adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, other than as set forth in the Prospectuses, (iv) the Company shall have complied with all agreements and satisfied all conditions on their parts to be performed or satisfied at or prior to the Closing Time, and (v) the other representations and warranties of the Company set forth in Section 1(a) shall be accurate as though expressly made at and as of the Closing Time. At the Closing Time, you shall have received a certificate of the President or Vice President and the chief financial officer or chief accounting officer of the Company, dated as of the Closing Time, to such effect. As used in Section 5(f)(ii) and
(iii), the term "Prospectuses" means the Prospectuses in the form first used to confirm sales of the Offered Shares.

          (g) At the Closing Time, (i) the representations and warranties of each Selling Stockholder set forth in Section 1(b) and in any certificates by or on behalf of the Selling Stockholders delivered pursuant to the provisions hereof shall be accurate as though expressly made at and as of the Closing Time,
(ii) each Selling Stockholder shall have performed its obligations under this Agreement and the International Purchase Agreement and (iii) you shall have received a certificate of each Selling Stockholder, dated as of the Closing Time, to the effect set forth in subsections (i) and (ii) of this Section 5(g).

          (h) At the time that this Agreement is executed by the Company, you shall have received from Coopers & Lybrand L.L.P. a letter, dated such date, in form and substance satisfactory to you, together with signed or reproduced copies of such letter for each of the other Managers, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the applicable published 1933 Act Regulations, and stating in effect that:

               (i) in their opinion, the audited financial statements and the related financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectuses comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

               (ii) on the basis of procedures (but not an examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of all meetings of the stockholders and directors of the Company and its Subsidiaries and each committee of the board of directors of each of the Company and its Subsidiaries, inquiries of certain officials of the Company and its Subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                    (A) at ________, 199_ and at a specified date not more than five days prior to the date of this Agreement, there was any
               (i) change in the shareholders' equity or any decrease in current assets, working capital or total assets or (ii) increase in long-term debt of the Company and its Subsidiaries as compared with the amounts shown in the latest balance sheet included or incorporated by reference in the Registration Statement, except in each case for changes, decreases or increases that the Registration Statement discloses have occurred or may occur; or

                    (B)  for the period from ________, 199_ to ___________, 199_
               and to a specified date not more than five days prior to the date of this Agreement, there was any decrease in sales, or in the total or per-share amounts of net income before income taxes, extraordinary item and cumulative effect of accounting changes or net income, or in other items specified by the Lead Managers, in each case as compared with the comparable period in the preceding year, except in each case for any decreases that the Registration Statement discloses have occurred or may occur; and

               (iii)     in addition to the procedures referred to in clause
          (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing or incorporated by reference in the Registration Statement, which have previously been specified by you and which shall be specified in such letter, and have compared certain of such items with, and have found such items to be in agreement with, the accounting and financial records of the Company and its Subsidiaries.

               (iv) At the Closing Time, you shall have received from Coopers & Lybrand L.L.P. a letter, in form and substance satisfactory to you and dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to Section 5(h), except that the specified date referred to shall be a date not more than five business days prior to the Closing Time. In the event the Company relies on Rule 430A and the final Prospectuses furnished to the Underwriters in connection with the offering of the Offered Shares differ from the Prospectuses included in the Registration Statement at the time of effectiveness, such letter shall update the procedures referred to in clauses 5(h)(ii) and (iii) above.

          (j) At the Closing Time, you shall have received a certificate of the Chief Financial Officer of the Company as to certain agreed upon accounting matters.

          (k) At the Closing Time, counsel for the Underwriters shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Offered Shares as contemplated in this Agreement and the U.S. Purchase Agreement and the matters referred to in Section 5(f) and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company and the Selling Stockholders, the performance of any of the covenants of the Company and the Selling Stockholders, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Stockholders at or prior to the Closing Time in connection with the authorization, issuance and sale of the Offered Shares as contemplated in this Agreement and the U.S. Purchase Agreement shall be reasonably satisfactory in form and substance to you and to Fried, Frank, Harris, Shriver & Jacobson as counsel for the Underwriters.

          (l) Each Selling Stockholder shall have delivered to you on or prior to the Closing Time a properly completed and executed United States Treasury Department Form W/9 (or other applicable form or statement specified by Treasury Department regulations).

          If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement to be fulfilled, this Agreement may be terminated by you on notice to the Company and the Selling Stockholders at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 herein. Notwithstanding any such termination, the provisions of Section 6 herein shall remain in effect.

          Section 6.  Indemnification.  (a)  The Company agrees to indemnify and
                      ---------------
hold harmless each Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act to the extent and in the manner set forth in clauses (i), (ii) and (iii) below. In addition, subject to subsection (d) of this Section, each Selling Stockholder, severally and not jointly (in the proportion that the number of International Shares being sold by such Selling Stockholder bears to the total number of U.S. Shares), agrees to indemnify and hold harmless each Manager and each person, if any, who controls any Manager within the meaning of Section 15 of the 1933 Act as follows:

               (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including, subject to the last sentence of Section 6(c), fees and disbursements of counsel chosen by you), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that (i) this indemnity does not apply to any loss,
- --------  -------
liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by any Manager expressly for use in the Registration Statement (or any amendment thereto) (ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Manager (or any persons controlling such Manager) from whom the person asserting such loss, claim, damage or liability purchased the Offered Shares which are the subject thereof if such person did not receive a copy of the International Prospectus (or the International Prospectus as amended or supplemented) at or prior to the confirmation of the sale of such Offered Shares to such person in any case where such delivery is required by the 1933 Act and the untrue statement or omission or alleged untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the International Prospectus (or the International Prospectus as amended or supplemented) and
(iii) with respect to the indemnity by each Selling Stockholder, the indemnity shall, in each case, apply only to the extent that any untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished by such Selling Stockholder to the Company or the Underwriters expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (b) Each Manager agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and, each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act and each Selling Stockholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished to the Company by such Manager expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if applicable, or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

          (c) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Any indemnifying party may participate at its own expense in the defense of such action. If it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it and approved by the indemnified parties defendant in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them which are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action. In no event shall the indemnifying party or parties be liable for the fees and expenses of more than one counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdictions arising out of the same general allegations or circumstances.

          (e) No Selling Stockholder shall be responsible for the payment of an amount, pursuant to this Section, which exceeds the net proceeds received by the Selling Stockholder from the sale of the Offered Shares by such Selling Stockholder hereunder and under the U.S. Purchase Agreement.

          Section 7.  Contribution.  In order to provide for just and equitable
                      ------------
contribution in circumstances under which the indemnity provided for in
Section 6 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the Selling Stockholders and the Managers shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the Selling Stockholders and one or more of the Managers, as incurred, in such proportion that the Managers are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectuses bears to the initial public offering price appearing thereon and the Company and the Selling Stockholders shall be liable for the balance; provided, however, that no person guilty of
                                 --------  -------
fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person, if any, who controls a Manager within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of
Section 15 of the 1933 Act shall have the same rights to contribution as the Company and the Selling Stockholders. Notwithstanding the provisions of this Section 7, no Selling Stockholder shall be required to contribute any amount under this
Section 7 in excess of the amount by which the net proceeds received by such Selling Stockholder in connection herewith exceed the aggregate amount such Selling Stockholder has otherwise paid pursuant hereto and to Section 1(b) and
Section 6(a).

          Section 8.  Representations, Warranties and Agreements to Survive
                      -----------------------------------------------------
          Delivery.  The representations, warranties, indemnities, agreements
- ------------------
and other statements of the Company, its officers and the Selling Stockholders set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, the Selling Stockholders or any Manager or controlling person and will survive delivery of and payment for the Offered Shares.

          Section 9.  Termination of Agreement.  (a)  You may terminate this
                      ------------------------
Agreement, by notice to the Company and the Selling Stockholders, at any time at or prior to the Closing Time (i) if there has been, since the date as of which information is given in the Prospectuses, any material adverse change, in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or any outbreak of hostilities or escalation of or other calamity or crisis the effect of which in each case is such as to make it, in your judgment, impracticable to market the International Offered Shares or enforce contracts for the sale of the International Offered Shares, (iii) if trading in any securities of the Company has been suspended by the Commission or if trading generally on the New York Stock Exchange or in the over-the-counter market has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of such exchanges or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either federal or New York authorities. As used in this Section 9(a), the term "Prospectuses " means the Prospectuses in the form first used to confirm sales of the Offered Shares.

          (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 6 and 7 shall remain in effect.

          (c)  This Agreement may also terminate pursuant to the provisions of
Section 2 and Section 5, with the effect stated in such Section.

          Section 10.  Default by One or More of the Managers.  If one or more
                       --------------------------------------
of the Managers shall fail at the Closing Time to purchase the International Shares that it or they are obligated to purchase pursuant to this Agreement (the "Defaulted International Shares"), you shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted International Shares in such amounts as may be agreed upon and upon the terms set forth in this Agreement; if, however, you have not completed such arrangements within such 24-hour period, then:

          (a) if the aggregate principal amount of Defaulted International Shares does not exceed 10% of the total number of International Shares to be purchased pursuant to this Agreement, the non-defaulting Managers shall be obligated to purchase the full amount thereof in the proportions that their respective International Shares underwriting obligation proportions bear to the underwriting obligation proportions of all non-defaulting Managers, or

          (b) if the aggregate principal amount of Defaulted International Shares exceeds 10% of the of International Shares, this Agreement shall terminate without liability on the part of any non-defaulting Manager.

          No action taken pursuant to this Section 10 shall relieve any defaulting Manager from liability in respect of its default.

          In the event of any such default that does not result in a termination of this Agreement, either you or the Company or the Selling Stockholders shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectuses or in any other documents or arrangements. As used herein, the term "Manager" includes any person substituted for a Manager under this
Section 10.

          Section 11.  Default by One or More of the Selling Stockholders.  If
                       --------------------------------------------------
one or more of the Selling Stockholders shall fail at the Closing Time to sell and deliver the number of Offered Shares that it is obligated to sell, then the Lead Managers may, at their option, by notice to the Company and the non-defaulting Selling Stockholders, either (a) terminate this Agreement without any liability on the part of any non-defaulting party except to the extent provided in Section 4 and except that the provisions of Sections 6 and 7 shall remain in effect or (b) elect to purchase the Offered Shares which the non-defaulting party has agreed to sell hereunder. No action taken pursuant to this Section shall relieve such Selling Stockholder from liability, if any, in respect of such default.

          Section 12.  Notices.  All notices and other communications under this
                       -------
Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices to you shall be directed to you, c/o Merrill Lynch International Limited at Ropemaker Place, 25 Ropemaker Street, London ECZY, 9LY England, attention of Michael Rowan with a copy to Fried, Frank, Harris, Shriver and Jacobson, One New York Plaza, New York, NY 10004-1980, attention of Valerie Ford Jacob, Esq.; and notices to the Company shall be directed to the Company at One Tyco Park, Exeter, New Hampshire 03833, attention of M. Brian Moroze, Esq. with a copy to Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, NY 10022, attention of Howard A. Sobel, Esq. and notices to the Selling Stockholders shall be directed to ____________________ at ____________________ ________________,
attention of _________________.

          Section 13.  Parties.  This Agreement is made solely for the benefit
                       -------
of the several Managers, the Selling Stockholders, the Company, and, to the extent expressed, any person controlling the Company, or any of the Managers, and the directors of the Company, the officers of the Company who have signed the Registration Statement, and the executors, administrators, successors and assigns of such persons and, no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from any of the several Managers of the International Shares. All of the obligations of the Managers hereunder are several and not joint.

          SECTION 14.  GOVERNING LAW AND TIME.  THIS AGREEMENT SHALL BE GOVERNED
                       ----------------------
BY THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF THE DAY REFER TO NEW YORK CITY TIME.

Section 16.  Counterparts.  This Agreement may be executed in one or more
             ------------
counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to a counterpart hereof, whereupon this instrument will become a binding agreement among the Company, each of the Selling Stockholders and the several Managers in accordance with its terms.

                                   Very truly yours,
                                   TYCO INTERNATIONAL LTD.


                                   By
                                       ------------------------
                                     Name:
                                     Title:




                                   THE SELLING STOCKHOLDERS LISTED IN SCHEDULE A HERETO


                                   By
                                       ------------------------
                                     Name:
                                     Title:
                                     [Attorney-in-Fact acting on behalf of
                                     the Selling Stockholders]

Confirmed and accepted as of
  the date first above written:


MERRILL LYNCH INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
DONALDSON LUFKIN & JENRETTE
    SECURITIES CORPORATION
LEHMAN BROTHERS INTERNATIONAL (EUROPE)

     By: MERRILL LYNCH INTERNATIONAL LIMITED

         By
            -------------------------
         Name:
         Title:

For themselves and as Lead Managers of the
- ------------------------------------------
other Managers named in Schedule B.
- ----------------------------------

                                                                       Exhibit A

                             TYCO INTERNATIONAL LTD.
                          (a Massachusetts corporation)
                        __________ Shares of Common Stock

                   INTERNATIONAL PRICE DETERMINATION AGREEMENT
                   -------------------------------------------


                                                      ____________________, 199_


MERRILL LYNCH INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
       SECURITIES CORPORATION
LEHMAN BROTHERS INTERNATIONAL (EUROPE)
    As Representatives of the several Managers
c/o Merrill Lynch International Limited
Ropemaker Place
25 Ropemaker Street
London ECZY
9LY ENGLAND


Ladies and Gentlemen:

          Reference is made to the International Purchase Agreement dated as of _________, 1995 (the "International Purchase Agreement") among Tyco International Ltd., a Massachusetts corporation (the "Company"), the Selling Stockholders listed in Schedule A thereto and hereto (the "Selling Stockholders") and the several Managers named in Schedule __________ thereto and hereto (the "Managers"), for whom Merrill Lynch International Limited, Goldman Sachs International, Donaldson, Lufkin & Jenrette Securities Corporation and Lehman Brothers International (Europe) are acting as representatives (the "Lead Managers "). The International Purchase Agreement provides for the purchase by the Managers from the Selling Stockholders, subject to the terms and conditions set forth therein, of an aggregate of _______________ shares
(the "International Shares") of the Company's common stock, par value $___ per share. This Agreement is the International Price Determination Agreement referred to in the International Purchase Agreement.

          Pursuant to Section 2 of the International Purchase Agreement, the undersigned agree with the Managers as follows:

         1. The initial public offering price per share for the International Shares shall be $_____.

               2. The purchase price per share for the International Shares to be paid by the several Managers shall be $_____, representing an amount equal to the initial public offering price set forth above, less $_____ per share.

          The Company represents and warrants to each of the Managers that the representations and warranties of the Company set forth in Section 1(a) of the International Purchase Agreement are accurate as though expressly made at and as of the date hereof.

          Each of the Selling Stockholders represent and warrant to each of the Managers that the representations and warranties of such Selling Stockholder set forth in Section 1(b) of the International Purchase Agreement is accurate as though expressly made at and as of the date hereof.

          As contemplated by Section 2 of the International Purchase Agreement, attached as Schedule A is a list of each of the Selling Stockholders and attached as Schedule B is a complete list of the several Managers, which shall be a part of this Agreement and the International Purchase Agreement.

          THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Stockholders a counterpart hereof, whereupon this instrument along with all counterparts and together with the International.

Purchase Agreement shall be a binding agreement among the Managers, the Company and the Selling Stockholders in accordance with its terms and the terms of the International Purchase Agreement.



                               Very truly yours,
                               TYCO INTERNATIONAL LTD.


                               By  --------------------------
                                 Name:
                                 Title:




                               THE SELLING STOCKHOLDERS LISTED IN SCHEDULE A HERETO


                                By  --------------------------
                                    Name:
                                    Title:  As Attorney-in-Fact acting on
                                    behalf of the Selling Stockholders

Confirmed and accepted as of
  the date first above written:
MERRILL LYNCH INTERNATIONAL LIMITED
GOLDMAN SACHS INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION
LEHMAN BROTHERS INTERNATIONAL (EUROPE)

          By:  MERRILL LYNCH INTERNATIONAL LIMITED

          By
            --------------------------------------
              Name:
              Title:

For themselves and as Lead Managers of the other
- -------------------------------------------------
Managers named in Schedule                     attached hereto.
- ---------------------------------------------------------------

                                   SCHEDULE A


                                            Number of International
               Selling Stockholder             Shares to be Sold
               -------------------             -----------------






















          TOTAL
                                            =======================

                                   SCHEDULE B

                                                             Number of
                                                        International Shares
               Managers                                    to be Purchased
               --------                                    ---------------

          Merrill Lynch International Limited
          Goldman Sachs International
          Donaldson, Lufkin & Jenrette Securities
           Corporation
          Lehman Brothers International (Europe)





























          TOTAL
                                                        =======================

                                   SCHEDULE C


Subsidiaries
- ------------